Exhibit 99.1

CONTACTS:	Investors:
Anna Marie Dunlap
SVP Investor Relations
714-424-2678

Media:
Kent Jenkins
VP Public Affairs Communications
202-682-9494

CORINTHIAN COLLEGES, U.S. DEPARTMENT OF EDUCATION AGREE

IN PRINCIPLE ON TRANSITION PLAN

SANTA ANA, Calif., June 23, 2014 (GLOBE NEWSWIRE) — Corinthian Colleges, Inc. (Nasdaq: COCO) announced today that it has reached a memorandum of understanding with the U.S. Department of Education (the “Department”) that maintains uninterrupted daily operations at its schools, until the Company and the Department finalize a more detailed transition plan.  Corinthian currently serves about 72,000 students at 107 campuses and online.

Corinthian and the Department agreed upon a Memorandum of Understanding (“MOU”) under which Corinthian will immediately receive $16 million in federal student aid funds earned through enrollment, avoiding an immediate cash shortfall that will allow its students to continue their educational programs as planned. Under the terms of the MOU, Corinthian and the Department will enter into an Operating Agreement that will allow Corinthian to proceed with its plan to pursue strategic alternatives for its operations, including the sale and teach-out of schools in a manner that will best protect the interests of students, faculty and staff, ensure the integrity of federal student aid funds and preserve the value of the schools. The Department and Corinthian have agreed to finalize the details of the transition plan in an Operating Agreement by Tuesday, July 1, 2014.  For more information, see the 8-K issued by the Company today.

“Throughout several days of intensive discussions with the Department, our goal has been to protect the interests of our students, 12,000 employees, taxpayers and other stakeholders,” said Jack Massimino, Corinthian Chairman and Chief Executive Officer. “This agreement helps achieve that goal. We worked collaboratively with the Department to reach consensus, and we will continue to do so as we finalize and implement the detailed transition plan.”

Under the MOU, Corinthian will identify and engage an independent compliance and business monitor acceptable to the Department. The monitor will have full access to Corinthian’s financial and operating records and information and report to the Department on Corinthian’s progress in the implementation of the transition plan contemplated by the MOU.

Corinthian will continue to seek new owners for most of its campuses with the goal of entering into definitive sales agreements with one or more third parties for such campuses within approximately six months, and will proceed in an orderly fashion with the “teach-out” of schools that are under-performing or whose continued participation in the Title IV student aid programs has been terminated by the Department.  During the teach-out process, no new students will be enrolled at the affected schools, but all current students will be able to complete their instructional programs or transfer to another institution.

Background

On June 19, 2014, Corinthian disclosed in a Form 8-K that the Department had changed the process through which it disburses federal Title IV education funds to the company, moving from its Advanced Payment system to financial oversight called Heightened Cash Monitoring 1 (HCM1). As part of HCM1, the Department imposed a 21-day delay in the disbursement of Title IV funds. In its disclosure, Corinthian said this delay, coming at fiscal year-end when cash flows are at their lowest point, could “cause the company to be unable to continue as a going concern.” The MOU between the Department and Corinthian maintains HCM1, but immediately disburses $16 million in federal funds to Corinthian to avoid a sudden and unplanned disruption of school operations.

Liquidity Needs

Although Corinthian believes the MOU is a positive step for the Department, Corinthian and all of its stakeholders, the Company will still need to obtain additional sources of liquidity to fund its operations. During negotiations over the final Operating Agreement between now and July 1, 2014, Corinthian hopes to work cooperatively with the Department to find mutually agreeable modifications to the 21-day delay imposed by the Department in connection with HCM1 that will permit Corinthian to receive regular disbursements of Title IV funds to fund its operations.  Additionally, Corinthian may continue to seek additional sources of liquidity through new financings, additional cost reductions, accelerated asset sales or some combination thereof. There can be no assurance that the Department will modify the 21-day delay as a result of the Operating Agreement, or that Corinthian will be able to obtain any such additional needed liquidity on a timely basis, on terms acceptable to it, or at all.

Other

During Corinthian’s discussions with the Department regarding the MOU, the Department indicated that, in connection with its ongoing review of Corinthian and its schools, it is considering denial of recertification or removal of certification of institutional Title IV eligibility with respect to certain of the Company’s schools. Many Corinthian schools hold provisional Title IV Program Participation Agreements with the Department, and the Participation Agreements of others has or is about to expire. The Department may decline to renew expiring Participation Agreements or terminate existing Participation Agreements in the event it identifies significant institutional failures, which, depending on the schools, could have a material adverse effect on Corinthian.

About Corinthian

Corinthian is one of the largest post-secondary education companies in North America. Our mission is to change students’ lives. We offer diploma and degree programs that prepare students for careers in demand or for advancement in their chosen fields. Our program areas include health care, business, criminal justice, transportation technology and maintenance, construction trades and information technology. We have 107 Everest, Heald and WyoTech campuses, and also offer degrees online. For more information, go to http://www.cci.edu.

Certain statements in this press release may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. The company intends that all such statements be subject to the “safe-harbor” provisions of that Act. Such statements include, but are not limited to, those regarding the implementation of the MOU and the transition plan contemplated by the MOU, the negotiation of the Operating Agreement, and the discussion under the heading Liquidity Needs. Many factors may cause Corinthian’s actual results to differ materially from those discussed in any such forward-looking statements or elsewhere, including: Corinthian’s ability to identify new owners for its campuses and to enter into agreements with any such new owners on terms acceptable to the company, if at all; possible refusal of the Department to modify the 21-day delay imposed in connection with HCM1 to permit Corinthian to receive regular disbursements of Title IV funds to fund its operations; possible inability to obtain needed liquidity through new financings, additional cost reductions, accelerated asset sales or some combination thereof; the company’s possible inability to comply with the terms of the MOU and related transition plan; the company’s effectiveness in its regulatory and accreditation compliance efforts; the outcome of ongoing reviews and inquiries by accrediting, state and federal agencies, including the Department of Education, various attorneys general, and the Consumer Financial Protection Bureau (CFPB); the outcome of pending litigation against the company, including the civil complaints filed by the California and Massachusetts Attorneys General; the CFPB’s determination regarding enforcement action against Corinthian; increased competition; changes in general macroeconomic and market conditions (including credit and labor market conditions, the unemployment rate, and the rates of change of each such item); and the other risks and uncertainties described in the company’s filings with the U.S. Securities and Exchange Commission. The historical results achieved by the company are not necessarily indicative of its future prospects. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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